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                                                                    Exhibit 23.2

[PRICEWATERHOUSECOOPERS LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration on Form F-4 No. 333-71422 of our report dated February 27, 2000, with respect to the consolidated financial states of Gilat Satellite Networks Ltd. ("Gilat") as of December 31, 1999 and for the years in the period then ended included in Gilat's Annual Report on Form 20-F/A for the year ended December 31, 2000. We also consent to the reference to us under the headings "Experts" in the Registration Statements".

Kesselman & Kesselman
Certified Public Accountants (Isn)

/s/ Kesselman & Kesselman

Tel Aviv, Israel
January 9, 2002